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                                                                   Exhibit 10.33

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

TIFTON ALUMINUM COMPANY, INC.
P O Box 188
142 Tifton Drive
Delhi LA 71232

August 5, 2002

Mr. Gary Ihrke
V.P Operations
Featherlite Trailers
P O Box 320
Cresco IA 52136

Dear Gary,

This letter will serve as confirmation of our agreement finalized today. ALCOA has purchased, with your authorization, ***** pounds of aluminum for your extrusion needs during the 1st quarter of 2003. The extrusions will be purchased and delivered from our Yankton plant at a base price of ***** per pound on solid shapes, and ***** per pound on hollow shapes. As per our previous agreements, any side panels will require a ***** adder. All other adders will apply consistent with our current agreements. All prices include delivery to Cresco, IA. Featherlite will provide payment for each truckload via wire transfer at point of shipment. We are reserving ***** pounds per week to support your program. The prices and tonnage stated above are firm, as metal has been secured to cover this contract. Thanks again for your business.


Yours truly,
Herb Grubbs
Regional Sales Manager

cc: Jan Mauch, Yankton
    Brian Plunk, Plant City
    File